JOINT FILER INFORMATION

Morgan Stanley & Co. Incorporated has designated Morgan Stanley as the “Designated Filer” for purposes of Item 1 of the attached Form 3.

Issuer & Ticker Symbol: Trump Entertainment Resorts, Inc. (TRMP)
Date of Event Requiring Statement: May 20, 2005

Signature:	/s/ Dennine Bullard

	By:	Dennine Bullard, as authorized signatory
for Morgan Stanley.

Signature:	/s/ Dennine Bullard

	By:	Dennine Bullard, as authorized signatory
for Morgan Stanley & Co. Incorporated